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                                                                    EXHIBIT 23.1

[LETTERHEAD OF PRICEWATERHOUSECOOPERS]





                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We consent to the inclusion in this Registration Statement on Form S-3 of our reports dated February 6, 1998, on our audits of the consolidated financial statements and financial statement schedules of PMA Capital Corporation and subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the captions "Experts."


                                                /s/ PricewaterhouseCoopers LLP

                                                One South Market Square
                                                Harrisburg, Pennsylvania
                                                January 20, 1999